UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

SOTHERLY HOTELS INC.

SOTHERLY HOTELS LP

(Exact name of Registrant as Specified in Its Charter)

Maryland (Sotherly Hotels Inc.) Delaware (Sotherly Hotels LP)	001-32379 (Sotherly Hotels Inc.) 001-36091 (Sotherly Hotels LP)	20-1531029 (Sotherly Hotels Inc.) 20-1965427 (Sotherly Hotels LP)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Francis Street Williamsburg, Virginia		23185
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (757) 229-5648

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement

On January 1, 2016, Sotherly Hotels Inc. (the “Company”), as recommended by the Company’s Nominating, Corporate Governance and Compensation Committee (the “Compensation Committee”) and approved by the Company’s Board of Directors, entered into a new employment agreement, effective as of January 1, 2016, between the Company and Mr. David R. Folsom, President and Chief Operating Officer of the Company (the “Folsom Employment Agreement”).

The Folsom Employment Agreement has an initial term ending on December 31, 2020.  Thereafter, the term of the Folsom Employment Agreement will be automatically extended for an additional year, on each anniversary of the commencement date of the Folsom Employment Agreement, unless either party gives one hundred eighty (180) days prior written notice that the term will not be extended.  The Folsom Employment Agreement replaces the previous employment agreement between the Company and Mr. Folsom, the term of which expired December 31, 2015.

The Folsom Employment Agreement provides for Mr. Folsom’s annual salary and possible additional compensation in the form of a cash bonus and restricted stock awards.  Specifically, as compensation, Mr. Folsom will receive a salary of $335,702 for the 12-month period ending December 31, 2016, and a $50,000 salary increase for the 12-month period ending December 31, 2017, subject to adjustments in 2017 and subsequent years.  In addition, pursuant to the Folsom Employment Agreement, Mr. Folsom will also be entitled, among other things, to receive:

(1)An annual cash performance bonus in a target amount between 25% and 35% of salary for that calendar year, based upon the attainment of quantitative performance goals set forth in a performance plan established by the Compensation Committee by January 31 of each year; and

(2)Customary benefits, including a term life insurance policy of $1 million and disability insurance in an amount so that Mr. Folsom will receive the same monthly payments as made under the Folsom Employment Agreement at the time of any event causing his disability.

In addition, Mr. Folsom will be entitled to receive benefits under the Folsom Employment Agreement if the Company terminates his employment without cause or the executive resigns with good reason or if there is a change in control of the Company during the term of the agreement.  Under these scenarios, Mr. Folsom is entitled to receive the following:

•	any accrued but unpaid salary and bonuses;

•	vesting of any previously issued stock options or restricted stock;

•

payment of the executive’s life, health and disability insurance coverage for a period of five (5) years following termination (provided, however, that such right terminates if the executive accepts other employment that would reasonably be expected to provide such insurance);

•	any unreimbursed expenses; and

•

a severance payment equal to three (3) times Mr. Folsom’s combined salary and actual bonus compensation for the preceding fiscal year will be paid within five (5) days of the executive officer’s last day of employment.

A copy of the Folsom Employment Agreement is attached hereto as Exhibit 10.20A and is incorporated herein by reference as though it were fully set forth herein.  The foregoing summary description of the Folsom Employment Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Folsom Employment Agreement.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.20A	Executive Employment Agreement between Sotherly Hotels Inc. and David R. Folsom, dated as of January 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: January 4, 2016	SOTHERLY HOTELS INC.

	By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer
SOTHERLY HOTELS LP

by its General Partner,
SOTHERLY HOTELS INC.

	By:	/s/ Andrew M. Sims
Andrew M. Sims
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.20A	Executive Employment Agreement between Sotherly Hotels Inc. and David R. Folsom, dated as of January 1, 2016.